Exhibit 7.6
                               AMENDMENT NO. 1 TO
                         SECURITIES PURCHASE AGREEMENT


      AMENDMENT NO. 1 (this "AMENDMENT") to the SECURITIES PURCHASE AGREEMENT, dated as of January 1, 2006 (the "AGREEMENT"), by and between Kevin Kimberlin Partners, L.P., a Delaware limited partnership (the "PURCHASER"), and Spencer Trask Specialty Group, LLC, a Delaware limited liability company (the "SELLER"). A copy the Agreement is attached hereto as Exhibit A. All capitalized terms used but not specifically defined herein shall have the meanings given to them in the Agreement.


                              W I T N E S S E T H:


      WHEREAS, the Purchaser and the Seller entered into the Agreement, whereby, for valid consideration, the Seller sold to the Purchaser, and the Purchaser purchased from the Seller, the Securities, subject to the terms provided therein;

      WHEREAS, it had been the intention of the non-member manager of the Seller (the "NON-MEMBER MANAGER") to, pursuant to and in accordance with Section 4.4 of the Operating Agreement of the Seller, distribute a portion of the Securities to one of its members and to omit the same from the Securities subject to the Agreement, and such portion of the Securities were sold to the Purchaser under the Agreement by mutual mistake; and

      WHEREAS, it had been the intention of both parties that the Purchaser sell to the Seller, and the Seller purchase from the Purchaser, certain warrants to purchase shares of Common Stock of the Company in the amounts, at the exercise prices and expiring on the expiration dates as set forth on Schedule 1 hereto (the "ADDITIONAL WARRANTS"), and that the consideration for such sale to be netted against the consideration for the sale of Securities from the Seller to the Purchaser.

      NOW, THEREFORE, in order to effectuate the Non-Member Manager's intention to distribute a portion of the Securities to one of the Seller's members and to omit the same from the Securities subject to the Agreement, and in order to effectuate the parties' intention that the Purchaser convey the Additional Warrants to the Seller, and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    AMENDMENT.  The Agreement is hereby amended as follows:

      A.    The term "SHARES" shall mean 4,385,500 shares of Common Stock.

      B. The term "WARRANTS" shall mean currently exercisable warrants to purchase up to 701,629 shares of Common Stock at an exercise price of $1.15 per share and expiring on March 29, 2009, represented by Warrant Certificates nos. W-8, W-59, W-64, W-65 and a portion of Warrant Certificate no. W-63. The

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term "ADDITIONAL WARRANTS" shall mean currently exercisable warrants to purchase up to 150,000 shares of Common Stock at an exercise price of $1.00 per share and expiring on August 10, 2008, represented by a portion of Warrant Certificate no. W-53, and currently exercisable warrants to purchase up to 27,000 shares of Common Stock at an exercise price of $0.75 per share and expiring on May 31, 2010, represented by a portion of Warrant Certificate no. W-96.

      C. Section 1.2 of the Agreement shall be amended and restated in its entirety to read as follows:

            "1.2 SALE AND PURCHASE OF ADDITIONAL WARRANTS. Purchaser hereby sells to Seller, and Seller shall purchase from the Purchaser, the Additional Warrants, for the Additional Warrant Purchase Price defined in Section 1.3 below."

      D.    The  following  shall  be  inserted  as  a new Section  1.3  of  the
Agreement:

            1.3 PURCHASE PRICE. The purchase price for the Shares shall be the cancellation by the Purchaser of $4,666,172.00 in current indebtedness owed by the Seller to the Purchaser pursuant to that certain grid note of the Seller, dated August 11, 1999 (the "GRID NOTE"). The purchase price for the Warrants shall be the cancellation by the Purchaser of $90,498.21 in current indebtedness owed by the Seller to the Purchaser pursuant to the Grid Note, net of $30,532.40 due to the Purchaser from the Seller as consideration for the Additional Warrants (the "ADDITIONAL WARRANT PURCHASE PRICE"), reflecting a net purchase price for the Warrants of $59,965.81 and an aggregate net purchase price for the Shares and the Warrants of $4,726,137.81 (the "PURCHASE PRICE").

      E.    The following shall  be  inserted as new Sections 3.6 and 3.7 of the
Agreement:

            3.6 INVESTMENT REPRESENTATIONS. The Seller is acquiring the Additional Warrants for the Seller's own account, for investment and not with a view to, or for resale in connection with, any distribution of such Additional Warrants or any part thereof, subject to any registration rights of such Additional Warrants.

            3.7 INVESTMENT EXPERIENCE; ACCESS TO INFORMATION. The Seller (i) is an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Securities Act, (ii) is able to fend for itself in transactions of the type contemplated by this Agreement, (iii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment, (iv) has the ability to bear the economic risks of this investment and understands that it must bear such economic risks for an indefinite period, (v) has been afforded the opportunity to ask questions of, and to receive answers from, the Company and to obtain any additional information, to the extent the Company had such information or could have acquired it without reasonable effort or expense, necessary for the Seller to make an informed investment decision with respect to its purchase of the Additional Warrants and (vi) acknowledges that the Additional Warrants are "restricted securities" under the Securities Act.

                                       2
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      F.    The following shall be  inserted  as new Sections 4.6 and 4.7 of the
Agreement:

            4.6. OWNERSHIP. The Purchaser is the sole record holder and beneficial owner of the Additional Warrants, and the Additional
      Warrants are free and clear of all pledges and restrictions on transfer, other than restrictions of general applicability under the Securities Act and state securities laws. The Purchaser has not granted any person any rights under and is not a party to (or has, as of the date hereof, irrevocably waived all rights under) any option, warrant, right, agreement or commitment providing for the disposition or acquisition of any of the Additional Warrants (other than this Agreement). The Purchaser is not a party to (or has, as of the date hereof, irrevocably terminated) any voting trust, proxy or other agreement or understanding with respect to the voting of any of the Additional Warrants. The resale of such Additional Warrants by the Purchaser as provided herein shall vest the Seller with good and unencumbered title to such Additional Warrants.

            4.7 INVESTMENT INTENT. The Purchaser acquired the Additional Warrants for its own account, for investment and not with a view to, or for resale in connection with, any distribution of such Additional Warrants or any part thereof.

2. NO OTHER EFFECT. Except as expressly modified hereby, the Agreement shall remain in full force and effect.

3. NONCONTRAVENTION. Each party hereto severally represents and warrants that the execution and delivery by it of this Amendment and the performance by it of its obligations under the Agreement, as amended hereby, do not and will not (with or without the giving of notice or the passage of time) (a) contravene or conflict with or constitute a violation of any provision of law applicable to it or its properties, assets or activities, (b) result in the creation or imposition of any lien upon any of its properties or assets or (c) constitute a default or breach under or a violation of, or give rise to any right of termination, cancellation or acceleration of, any of its organizational documents or any material contract or agreement to which it is a party or by which it is otherwise bound.

4. GOVERNING LAW/COUNTERPARTS. This Amendment shall be deemed to have been made under, and shall be governed by, the laws of the State of New York applicable to contracts entered into and to be performed solely within such State. This Amendment may be executed in counterparts, each of which shall be deemed an original and both of which shall constitute a single agreement.

                           [SIGNATURE PAGE FOLLOWS.]

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      IN WITNESS WHEREOF, the  parties hereto have executed this Amendment as of the date written below.

Dated:  October 25, 2006

                                     SPENCER TRASK SPECIALTY GROUP, LLC


                                     By: /s/ Kevin Kimberlin
                                         --------------------------
                                         Name:Kevin B. Kimberlin
                                         Title:Non-Member Manager



                                     KEVIN KIMBERLIN PARTNERS, L.P.


                                     By: /s/ Kevin Kimberlin
                                         --------------------------
                                         Name:Kevin B. Kimberlin
                                         Title:General Partner

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                                   SCHEDULE 1
                                   ----------

                               ADDITIONAL WARRANTS


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 CERTIFICATE NUMBER    AMOUNT     EXERCISE PRICE    EXPIRATION DATE
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        W-53          150,000         $1.00            08/10/2008
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        W-96           27,000         $0.75            05/31/2010
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